Exhibit 99.1

QuinStreet Reports Third Quarter Fiscal Year 2020 Financial Results

FOSTER CITY, CA – May 6, 2020 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplace products and technologies, today announced financial results for the third quarter ended March 31, 2020.

For the third quarter, the Company reported record quarterly revenue of $128.7 million, an increase of 11% year-over-year. During the third quarter, the Company successfully divested its B2B client vertical and Brazil operations.

Revenue in the third quarter, excluding divested businesses, was $126.3 million, representing an increase of 15% year over year.

GAAP net income was $13.9 million, or $0.26 per diluted share.

Adjusted net income for the third quarter was $7.0 million, or $0.13 per diluted share.

Adjusted EBITDA for the third quarter was $9.3 million, or 7% of revenue.

During the third quarter, the Company generated $15.2 million in operating cash flow and closed the period with $97.1 million in cash and equivalents.

“QuinStreet business fundamentals and financial position remain strong and resilient, despite coronavirus,” stated Doug Valenti, CEO of QuinStreet. “We remain highly confident in our business opportunity, strategies and initiatives. We are also confident in our ability to navigate near-term disruptions caused by coronavirus. Our recent execution has been outstanding. And our balance sheet is strong, with cash approaching $100 million and no bank debt.”

“Fiscal Q3 results were impacted by coronavirus-related drops in client marketing budgets and consumer traffic. Those effects accelerated during the quarter. Year-over-year growth in revenue excluding divested businesses went from 20% in January to 9% in March. Adjusted EBITDA margin similarly softened from 10% in January to an average of 6% in February and March, due to the same effects.”

“Our Insurance client vertical has been performing best in the face of coronavirus. Auto insurance, our biggest business, grew 30% year-over-year.”

“QRP also continues to progress well, and promises to be one of the most exciting business opportunities in the history of the Company, with a strong value proposition for agency clients, and big scale and SaaS-like margins for QuinStreet. Among its many advantages, QRP increases agent productivity, and helps agencies more effectively work remotely and serve consumers online. Launched QRP clients already represent over $6 million dollars in estimated annual revenue opportunity once fully ramped. Signed and near-signed clients (not yet launched) represent $12 million of additional estimated annual revenue opportunity. The balance of clients in the advanced pipeline (not yet at signing stage) represent $36 million more of estimated annual revenue opportunity. That means we believe we already have line-of-sight to over $50 million of estimated annual QRP revenue. We believe the full pipeline and market represent an estimated revenue opportunity of well over $100 million per year.”

“We made good progress on strategic initiatives in the quarter, narrowing our business footprint by successfully divesting our B2B client vertical in a sale to TechnologyAdvice, a B2B technology-focused firm headquartered in Nashville, Tennessee, and by also selling or spinning off all of our Brazil operations. As you would probably expect, the Goldman Sachs-led process to review strategic alternatives has paused due to current market uncertainties.”

“Our main focus areas and objectives during the pandemic period include: best serving the needs of clients and media partners to maintain long-term market position and share; making progress on key new product, media and business expansion initiatives; preserving cash and cash flow; and finally, but second to none of the others, protecting our employees from health risks and economic uncertainty.”

“Turning to our outlook, we expect revenue growth and EBITDA to continue to be impacted by coronavirus-related disruption and uncertainty. We expect continued volatility in client budgets and media, particularly in non-Insurance client verticals. Forecasting specifics in these uncertain and unprecedented times is challenging. Our current estimate is for fiscal Q4 revenue excluding divested businesses to be down between 5% and 10% year-over-year. Adjusted EBITDA and cash flow margins are expected to be in the lower single-digits as we absorb full quarter effects of coronavirus-related drops in top-line leverage and media efficiency. We will look to avoid layoffs during this pandemic that would be required to offset those drops. It seems unjust and bad corporate citizenship to layoff productive employees just to increase already positive profits and cash flow, especially given our strong balance sheet, not to mention the fact that those layoffs would also have the effect of slowing progress on important longer-term initiatives.”

“Looking post-coronavirus, we are confident and enthusiastic about our strategy to narrow and focus our efforts on a smaller number of our biggest and best long-term business opportunities. Those opportunities will include a heavier mix of QRP and likely other high-margin technology products, with deeper integrations into clients and networks. We still expect annual revenue of well over $400 million in the new format, even before our plan to aggressively invest in the remaining businesses. We also expect revenue and EBITDA growth to be more predictable and even faster than our pre-coronavirus footprint, which in turn we expect to drive greater shareholder value. Trailing twelve-months revenue for our go-forward core financial services and home services businesses was $414 million through March 31, representing a three-year compound annual growth rate of 34%.”

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-458-4121 (domestic) or +1 323-794-2597 (international callers) using passcode #7941495. A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing  +1 888-203-1112 (domestic) or +1 719-457-0820 (international callers) and using passcode #7941495. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media. QuinStreet is committed to providing consumers and businesses with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income less provision for (benefit from) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense (income), net, acquisition costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, and restructuring costs disclosed in our Annual Report on Form 10-K. The term "adjusted net income" refers to a financial measure that we define as net income adjusted for amortization expense, stock-based compensation expense, acquisition costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, and restructuring costs disclosed in our Annual Report on Form 10-K, and release of deferred tax valuation allowance, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income,adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that increases transparency and assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, acquisition costs, gain or loss on divestitures of businesses, contingent consideration adjustment, strategic review costs, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our Adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, contingent consideration adjustment and release of deferred tax valuation allowance), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact from risks and uncertainties relating to a novel strain of the coronavirus (COVID-19); the impact from risks and uncertainties relating to our previously announced strategic alternatives; the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company's ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company's business; the Company's ability to access and monetize Internet users on mobile devices; the Company's ability to attract and retain qualified executives and employees; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company's ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2020, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$97,139	$62,522
Receivable, net	73,367	75,628
Prepaid expenses and other assets	8,754	5,228
Total current assets	179,260	143,378
Property and equipment, net	5,748	5,410
Operating lease right-of-use assets	10,113	—
Goodwill	81,179	82,544
Other intangible assets, net	30,185	35,118
Deferred tax assets, noncurrent	48,944	52,149
Other assets, noncurrent	5,083	6,012
Total assets	$360,512	$324,611
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$40,065	$37,093
Accrued liabilities	41,923	36,878
Deferred revenue	100	761
Other liabilities	8,808	8,967
Total current liabilities	90,896	83,699
Operating lease liabilities, noncurrent	9,758	—
Other liabilities, noncurrent	10,651	18,083
Total liabilities	111,305	101,782
Stockholders' equity:
Common stock	52	50
Additional paid-in capital	299,427	289,768
Accumulated other comprehensive loss	(249)	(366)
Accumulated deficit	(50,023)	(66,623)
Total stockholders' equity	249,207	222,829
Total liabilities and stockholders' equity	$360,512	$324,611

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net revenue	$128,663	$116,225	$373,378	$333,190
Cost of revenue (1)	114,210	98,350	332,717	286,078
Gross profit	14,453	17,875	40,661	47,112
Operating expenses: (1)
Product development	3,250	2,864	10,205	9,164
Sales and marketing	2,116	2,019	7,071	6,346
General and administrative	5,076	13,919	16,399	24,362
Operating income (loss)	4,011	(927)	6,986	7,240
Interest income	43	80	169	215
Interest expense	(177)	(96)	(566)	(194)
Other income (expense), net	10,491	(8)	10,225	40
Income (loss) before income taxes	14,368	(951)	16,814	7,301
(Provision for) benefit from income taxes	(449)	1,892	(214)	51,763
Net income	$13,919	$941	$16,600	$59,064

Net income per share:
Basic	$0.27	$0.02	$0.32	$1.20
Diluted	$0.26	$0.02	$0.31	$1.12

Weighted average shares used in computing net income per share:
Basic	51,807	49,907	51,353	49,349
Diluted	53,439	52,932	53,416	52,681

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$978	$1,621	$5,815	$5,161
Product development	185	319	1,187	1,147
Sales and marketing	152	218	1,131	931
General and administrative	554	792	3,084	2,701

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Cash Flows from Operating Activities
Net income	$13,919	$941	$16,600	$59,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,851	2,361	8,517	6,380
Provision for sales returns and doubtful accounts receivable	29	8,842	179	9,267
Stock-based compensation	1,869	2,950	11,217	9,940
Non-cash lease expense	297	—	463	—
Deferred income taxes	3,569	(1,982)	3,258	(52,021)
Gain on divestitures of businesses, net	(10,819)	—	(10,819)	—
Other adjustments, net	175	60	444	430
Changes in assets and liabilities:
Accounts receivable	(2,231)	(13,214)	3,634	(5,559)
Prepaid expenses and other assets	(3,379)	(947)	(2,750)	(727)
Accounts payable	5,901	382	3,292	2,520
Accrued liabilities	3,211	6,544	430	(1,115)
Deferred revenue	(202)	(44)	205	133
Other liabilities, noncurrent	(35)	555	(35)	1,015
Net cash provided by operating activities	15,155	6,448	34,635	29,327
Cash Flows from Investing Activities
Capital expenditures	(373)	(541)	(1,321)	(1,193)
Internal software development costs	(561)	(533)	(1,675)	(1,727)
Business acquisitions, net	(2,000)	—	(2,000)	(22,156)
Proceeds from divestitures of businesses, net of cash divested	11,105	—	11,105	—
Other investing activities	—	36	25	206
Net cash provided by (used in) investing activities	8,171	(1,038)	6,134	(24,870)
Cash Flows from Financing Activities
Proceeds from exercise of common stock options	678	508	3,830	5,714
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,227)	(1,365)	(5,413)	(8,783)
Post-closing payments and contingent consideration related to acquisitions	(1,838)	—	(4,704)	—
Net cash used in financing activities	(2,387)	(857)	(6,287)	(3,069)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	76	5	135	42
Net increase in cash, cash equivalents and restricted cash	21,015	4,558	34,617	1,430
Cash, cash equivalents and restricted cash at beginning of period	76,138	62,460	62,536	65,588
Cash, cash equivalents and restricted cash at end of period	$97,153	$67,018	$97,153	$67,018
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$97,139	$67,004	$97,139	$67,004
Restricted cash included in other assets, noncurrent	14	14	14	14
Total cash, cash equivalents and restricted cash	$97,153	$67,018	$97,153	$67,018

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net income	$13,919	$941	$16,600	$59,064
Amortization of intangible assets	1,932	1,551	5,799	3,836
Stock-based compensation	1,869	2,950	11,217	9,940
Acquisition costs	40	161	351	535
Gain on divestitures of businesses, net	(10,819)	—	(10,819)	—
Strategic review costs	63	—	262	—
Litigation settlement expense	80	—	80	23
Restructuring costs	418	—	418	—
Release of deferred tax valuation allowance	—	—	—	(49,442)
Tax impact of non-GAAP items	(545)	(2,631)	(4,372)	(7,450)
Adjusted net income	$6,957	$2,972	$19,536	$16,506
Adjusted diluted net income per share	$0.13	$0.06	$0.37	$0.31
Weighted average shares used in computing adjusted diluted net income per share	53,439	52,932	53,416	52,681

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net income	$13,919	$941	$16,600	$59,064
Interest and other expense (income), net	462	24	991	(61)
Provision for (benefit from) income taxes	449	(1,892)	214	(51,763)
Depreciation and amortization	2,851	2,361	8,517	6,380
Stock-based compensation	1,869	2,950	11,217	9,940
Acquisition costs	40	161	351	535
Gain on divestitures of businesses, net	(10,819)	—	(10,819)	—
Strategic review costs	63	—	262	—
Litigation settlement expense	80	—	80	23
Restructuring costs	418	—	418	—
Adjusted EBITDA	$9,332	$4,545	$27,831	$24,118

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NOMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$15,155	$6,448	$34,635	$29,327
Capital expenditures	(373)	(541)	(1,321)	(1,193)
Internal software development costs	(561)	(533)	(1,675)	(1,727)
Free cash flow	$14,221	$5,374	$31,639	$26,407
Changes in operating assets and liabilities	(6,834)	(1,942)	(8,034)	(4,933)
Normalized free cash flow	$7,387	$3,432	$23,605	$21,474